UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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OmniAmerican Bancorp, Inc.

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 24, 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
Proxy Statement
REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4—ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES
PROPOSAL 5 — APPROVAL OF THE OMNIAMERICAN BANCORP, INC. 2011 EQUITY INCENTIVE PLAN
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
STOCKHOLDER PROPOSALS
OTHER MATTERS
MISCELLANEOUS

April 18, 2011
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of OmniAmerican Bancorp, Inc., the parent company of OmniAmerican Bank. The Annual Meeting will be held at The Fort Worth Club, Bellevue Room, located at 306 W. 7th Street, Fort Worth, Texas, at 10:00 a.m., Central Time, on May 24, 2011.
The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of OmniAmerican Bank. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.
The business to be conducted at the Annual Meeting includes the election of five directors, the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011, a non-binding resolution approving the compensation of our executive officers, a non-binding proposal relating to the frequency of future consideration by shareholders of the compensation of our executive officers, and the shareholder approval of the 2011 Equity Incentive Plan.
Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of OmniAmerican Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered and “for” the “one year” option relating to the frequency of future consideration by shareholders of the compensation of our executive officers.
Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2010, which contains detailed information concerning the activities and operating performance of OmniAmerican Bank. On behalf of the Board of Directors, please take a moment now to cast your vote on the enclosed proxy card. Please complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Sincerely,
Tim Carter
President and Chief Executive Officer

OMNIAMERICAN BANCORP, INC.
1320 South University Drive, Suite 900
Fort Worth, Texas 76107
(817) 367-4640
NOTICE OF
2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 24, 2011
Notice is hereby given that the 2011 Annual Meeting of Stockholders of OmniAmerican Bancorp, Inc. (the “Meeting”) will be held at The Fort Worth Club, Bellevue Room, 306 W. 7th Street, Fort Worth, Texas, on May 24, 2011 at 10:00 a.m., Central Time.
A Proxy Card and a Proxy Statement for the Meeting are enclosed.
The Meeting is for the purpose of considering and acting upon:
1.	The election of five directors;

2.	The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011;

3.	To consider a non-binding resolution approving the compensation of our executive officers;

4.	To consider a non-binding proposal relating to the frequency of future consideration by shareholders of the compensation of our executive officers;

5.	The approval of the 2011 Equity Incentive Plan; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 31, 2011, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY CHOOSE TO VOTE YOUR SHARES ON YOUR PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF OMNIAMERICAN BANCORP, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
The Notice and Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at www.cfpproxy.com/6768.

By Order of the Board of Directors

Mary-Margaret Lemons
Corporate Secretary
Fort Worth, Texas
April 18, 2011
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
OMNIAMERICAN BANCORP, INC.
1320 South University Drive, Suite 900
Fort Worth, Texas 76107
(817) 367-4640

2011 ANNUAL MEETING OF STOCKHOLDERS
May 24, 2011
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of OmniAmerican Bancorp, Inc. to be used at the 2011 Annual Meeting of Stockholders of OmniAmerican Bancorp, Inc., which will be held at The Fort Worth Club, Bellevue Room, 306 W. 7th Street, Fort Worth, Texas, on May 24, 2011, at 10:00 a.m., Central Time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 18, 2011.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to OmniAmerican Bancorp, Inc. Proxies we receive that are validly executed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.
Proxies may be revoked by sending written notice of revocation to the Secretary of OmniAmerican Bancorp, Inc., Mary-Margaret Lemons, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on March 31, 2011 are entitled to one vote for each share then held. As of March 31, 2011, there were 11,839,475 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
As to the ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm and the approval of the 2011 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011 and the approval of the 2011 Equity Incentive Plan. Abstentions will not count as votes as to either matter. Broker non-votes are not entitled to vote on the matter.

Notwithstanding ratification of McGladrey & Pullen LLP by stockholders, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of McGladrey & Pullen, LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.
As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation, a stockholder may select that stockholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.
Security Ownership of Certain Beneficial Owners
As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of OmniAmerican Bancorp, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by OmniAmerican Bancorp, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of March 31, 2011, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature		Percent of Shares
Name and Address of	of Beneficial		of Common Stock
Beneficial Owners	Ownership (1)		Outstanding

Wellington Management Co., LLP 75 State Street Boston, MA 02109	1,178.347	(2)	9.9%

OmniAmerican Bank Employee Stock Ownership Plan and 401(k) Profit Sharing Plan 1320 South University Drive, Suite 900 Fort Worth, Texas 76107	1,055,520		8.9%

Warren A. Mackey 565 5th Avenue, 22nd Floor New York, NY 10017	765,719	(3)	6.4%

Forest Hill Capital LLC 100 Morgan Keegan Drive, #430 Little Rock, AR 72202	765,050	(4)	6.4%

Clover Partners, L.P. Clover Investments, LLC Michael C. Mewhinney 2100 McKinney Ave, Ste 1500 Dallas, Texas 75201	707,900	(5)	5.9%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Wellington Management Company, LLP has shared voting power over 1,133,547 shares.

(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on August 25, 2010, Warren A. Mackey has sole voting and investment power over 13,000 shares and shared voting and investment power over 752,719 shares. Homestead Partners LP has shared voting and investment power over 331,398 shares. Homestead Odyssey Partners LP has shared voting and investment power over 283,900 shares. Arles Partners LP has shared voting and investment power over 137,421 shares. Arles Advisors, Inc. has shared voting and investment power over 752,719 shares.

(4)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, Forest Hill Capital, LLC has sole voting power over 182,300 shares and sole investment power over 765,050 shares.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2011. Clover Partners, L.P., Clover Investments, LLC and Michael C. Mewhinney have shared voting and investment power over all 707,900 shares.
Participants in the OmniAmerican Bank Employee Stock Ownership Plan or 401(k) Plan
If you participate in the OmniAmerican Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold OmniAmerican Bancorp, Inc. common stock through the OmniAmerican Bank 401(k) Profit Sharing Plan (the “401(k) Plan”), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of OmniAmerican Bancorp common stock held by the ESOP and deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide instructions for all shares credited to his or her 401(k) Plan account and held in the OmniAmerican Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your voting instructions is May 18, 2011.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board of Directors consists of ten members. Our bylaws provide that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Five directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating and Corporate Governance Committee has nominated Tim Carter, Joan Anthony, Norman G. Carroll, and Patrick D. Conley to serve as directors for three-year terms and Wesley R. Turner to serve as director for a two-year term. Each nominee is currently a member of the Board of Directors.
The table below sets forth certain information regarding the composition of our Board of Directors and executive officers who are not directors as of April 18, 2011, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Nominating and Corporate Governance Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of Common
				Current	Stock Beneficially
			Director	Term to	Owned on Record		Percent
Names and Addresses(1)	Age(2)	Positions Held	Since(3)	Expire	Date(4)		of Class

NOMINEES

Tim Carter	56	President, Chief Executive Officer and Director	2007	2011	21,578	(5)	*
Joan Anthony	60	Director	1995	2011	6,000		*
Norman G. Carroll	67	Director	1996	2011	4,000	(6)	*
Patrick D. Conley	52	Director	2006	2011	9,629	(7)	*
Wesley R. Turner	60	Director	2011	2013	1,000		*

DIRECTORS CONTINUING IN OFFICE

Elaine Anderson	58	Chairman of the Board	1996	2013	23,638	(8)	*
John F. Sammons, Jr.	61	Vice Chairman	2009	2012	30,011		*
Wayne P. Burchfield, Jr.	58	Director	2001	2012	7,200	(9)	*
Patti Callan	52	Director	2006	2012	10,000	(10)	*
James Herring	68	Director	1994	2013	13,000	(11)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Deborah B. Wilkinson	60	Senior Executive Vice President and Chief Financial Officer	N/A	N/A	22,491	(12)	*
Terry M. Almon	55	Senior Executive Vice President and Chief Operating Officer	N/A	N/A	18,042	(13)	*
Anne Holland	48	Senior Executive Vice President and Chief Lending Officer	N/A	N/A	35,390	(14)	*
T.L. Arnold, Jr.	47	Executive Vice President and Chief Credit Officer	N/A	N/A	3,140	(15)	*
All Directors and Executive Officers as a Group (14 persons)					205,119		1.7%

(1)	The mailing address for each person listed is 1320 South University Drive, Suite 900, Fort Worth, Texas 76107.

(2)	As of March 31, 2011.

(3)	Reflects initial appointment to the Board of Directors of the mutual and credit union predecessors of OmniAmerican Bank.

(4)	See definition of “beneficial ownership” in the table in “Security Ownership of Certain Beneficial Owners.”

(5)	Includes 12,800 shares of common stock held in Mr. Carter’s individual retirement account, 7,339 shares held in his 401(k) plan account and 802 shares allocated under the ESOP.

(6)	Includes 3,000 shares of common stock held in Mr. Carroll’s individual retirement account and 1,000 shares held in his spouse’s individual retirement account.

(7)	Includes 9,629 shares of common stock held in Mr. Conley’s individual retirement account.

(8)	Includes 1,350 shares of common stock held in Ms. Anderson’s individual retirement account and 19,288 by her spouse’s individual retirement account.

(9)	Includes 7,200 shares of common stock held in Mr. Burchfield’s individual retirement account.

(10)	Includes 10,000 shares of common stock held in Ms. Callan’s individual retirement account.

(11)	Includes 6,600 shares of common stock held in Mr. Herring’s individual retirement account and 1,100 shares held by his spouse’s individual retirement account.

(12)	Includes 16,148 shares of common stock held in Ms. Wilkinson’s 401(k) plan account and 743 shares allocated under the ESOP.

(13)	Includes 18,042 shares of common stock held in Ms. Almon’s 401(k) plan account.

(14)	Includes 28,061 shares of common stock held in Ms. Holland’s individual retirement account, 3,547 shares held in her 401(k) plan account, 682 shares allocated under the ESOP and 3,100 held by her minor children.

(15)	Includes 2,570 shares of common stock held in Mr. Arnold’s 401(k) plan account and 570 shares allocated under the ESOP.

*	Less than 1%.
Directors
The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated.
Elaine Anderson has served as Senior Vice President and Chief Compliance Officer of Texas Health Resources which has 24 acute-care and short-stay hospitals that are owned, operated, joint-ventured or affiliated with the healthcare system. She is also a certified public accountant. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers, from 1980 to 1991. Ms. Anderson’s public accounting experience and understanding of financial statements led to her selection as Chairman of the Board. As a member of the Audit Committee, she has been designated as our “audit committee financial expert”.
Joan Anthony is a Human Resource Business Partner for Interstate Batteries, Inc., a wholesaler and retailer of replacement brand batteries in North America. Previously, from 1999 to 2006, she was the Regional Human Resource Manager for Republic Beverage Company, a wine/spirits distributor in Texas. Ms. Anthony’s experience in human resources led to her selection as Chairman of the Compensation Committee. Her knowledge of compensation issues makes her well qualified to serve as a director.
Wayne P. Burchfield, Jr. is a certified public accountant and is President of Wayne P. Burchfield, Jr., P.C. He has been a practicing accountant for over 30 years. Mr. Burchfield’s public accounting experience and understanding of financial statements make him a valuable member of our Board and Audit Committee, and led to his selection as Chairman of the Nominating & Governance Committee. Mr. Burchfield served as Chairman of the Board from 2008 to 2010.
Patti Callan, is a principal of Callan Consulting and has provided services for the healthcare and insurance industries in the Dallas/Fort Worth area since 2001. Formerly she held executive management positions for regional and national insurance companies and owned an independent insurance agency. Ms. Callan’s extensive business experience qualifies her to serve as a director.
Norman G. Carroll is currently retired. He was a Senior Procurement Specialist at Bell Helicopter Textron, Inc., a major aircraft manufacturer, from 1979 to 2006. Mr. Carroll has more than 40 years experience in the development and procurement for the manufacture of military and civilian aircraft. He also was responsible for the management of procurement and contracts for all supplies, equipment, and services required for five major facilities with more than 6,000 employees in the Dallas and Fort Worth area. His business experience and continued involvement in the local community provides unique organizational skills and business insight to the Board’s deliberations.

Tim Carter has served as the President and Chief Executive Officer of OmniAmerican Bank since 2007. From 2004 until joining OmniAmerican Bank, he was the President and Chief Executive Officer of United Way of Metropolitan Tarrant County. Mr. Carter has over 25 years of banking experience, including serving as President of Texas Commerce Bank-Fort Worth and Chairman of Chase Bank-Fort Worth, which qualifies him to serve as a director. Mr. Carter was also the Mayor of the City of Bellaire from 1988 to 1992.
Patrick D. Conley has served as an Audit Supervisor with the Office of the Inspector General of the U.S. Department of Transportation since 1999. He also is a Certified Public Accountant and a Certified Internal Auditor. Mr. Conley brings experience in addressing the challenges associated with managing a financial institution in a government-regulated environment. His experience supervising audits has prepared him to serve on our Audit Committee, making him a valuable member of our Board.
James Herring is the owner of Herring Construction Co. Mr. Herring also served as the Mayor of the City of White Settlement from 1981 to 2002. His experience in managing a local business and his community involvement led to his appointment to the Board and his selection as Chairman of the Audit Committee.
John F. Sammons, Jr. is the Chairman and Chief Executive Officer of Mid-States Services, Inc., which provides food, commissary and vending services to the corrections industry nationwide, and has served in that position since 1999. Mr. Sammons also served as the Mayor of the City of Temple, Texas, from 1980 to 1988. Mr. Sammons’ extensive business experience and knowledge of the local community led to his appointment as director and Vice Chairman of the Board.
Wesley R. Turner is Vice President of Strategic Planning with Advance Newspaper, a position he has held since 2008. From 1997 until 2007, Mr. Turner was the publisher of the Fort Worth Star-Telegram. His business experience and knowledge of the local community led to his appointment to the Board.
Executive Officers who are not Directors
The principal occupation during the past five years of each of our executive officers, other than Mr. Carter, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.
Terry M. Almon is Senior Executive Vice President and Chief Operating Officer of OmniAmerican Bank. She was appointed to her position in July of 2009. From 2007 to 2009, Ms. Almon was the owner of Oklahoma Community Capital Corporation, which was organized to purchase a bank, and also provided consulting services to small businesses and non-profit organizations. Ms. Almon has 22 years of experience in the banking industry, including serving as President and Chief Executive Officer of Arkansas Valley State Bank, Broken Arrow, Oklahoma, between 2000 and 2007. She has also served as Senior Vice President at Oklahoma National Bank, Tulsa, Oklahoma, and Senior Vice President at Stillwater National Bank, Stillwater, Oklahoma.
T.L. Arnold, Jr. has served as Executive Vice President and Chief Credit Officer of OmniAmerican Bank since August 2009. He has been with OmniAmerican Bank since 2008, serving most recently as Senior Vice President and Chief Credit Officer. From 2007 to 2008, he was a Senior Credit Officer at Marquette Financial Companies. From 2003 to 2007, Mr. Arnold was Executive Vice President/Portfolio Manager of Marquette Commercial Finance, Inc.
Anne Holland has served as Senior Executive Vice President and Chief Lending Officer of OmniAmerican Bank since September 2009. She has been with OmniAmerican Bank since 2008 serving most recently as Executive Vice President. She is a certified financial planner and licensed securities representative. From 2001 to 2008, she served as a financial consultant and project manager to a variety of financial and real estate companies and associations. From 1985 to 2001, Ms. Holland held various positions at JP Morgan Chase and its predecessors.
Deborah B. Wilkinson has served as Senior Executive Vice President and Chief Financial Officer of OmniAmerican Bank since July 2009. She has been with OmniAmerican Bank since 2006, serving most recently as Executive Vice President and Chief Financial Officer. From 2003 to 2006, she was the Executive Vice President of Operations and Administration of Marquette Commercial Finance, Inc., Fort Worth, Texas, a specialized financial services provider. She is a Certified Public Accountant.

Board Independence
The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Tim Carter, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Carter is not independent because he is one of our executive officers. There were no transactions not required to be reported under “—Transactions With Certain Related Persons,” below that were considered in determining the independence of our directors.
Board Leadership Structure and Risk Oversight
Our Board of Directors is chaired by Elaine Anderson, who is a non-executive director. This structure ensures a greater role for the independent directors in the oversight of OmniAmerican Bancorp, Inc. and OmniAmerican Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.
The Board of Directors is actively involved in oversight of risks that could affect OmniAmerican Bancorp, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within OmniAmerican Bancorp, Inc. Risks relating to the direct operations of OmniAmerican Bank are further overseen by the Board of Directors of OmniAmerican Bank, who are the same individuals who serve on the Board of Directors of OmniAmerican Bancorp, Inc. The Board of Directors of OmniAmerican Bank also has additional committees that conduct risk oversight separate from OmniAmerican Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.
Meetings and Committees of the Board of Directors
The business of OmniAmerican Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Audit, Compensation and Nominating and Corporate Governance Committees. During the year ended December 31, 2010, the Board of Directors of OmniAmerican Bancorp, Inc. met at four regular meetings. During the year ended December 31, 2010, the Board of Directors of OmniAmerican Bank met at 12 regular meetings and one special meeting. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The duties and responsibilities of the Compensation, Audit and Nominating and Corporate Governance Committees are as follows.
Compensation Committee. The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. The current members of the Compensation Committee consist of Directors Anthony, who serves as Chairman, Anderson, Callan, Herring and Sammons. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Compensation Committee has adopted a written charter which is available on our website at http://www.OmniAmerican.com. The Compensation Committee of OmniAmerican Bank met nine times during the year ended December 31, 2010. The purpose of the Compensation Committee is to, among other things, evaluate:
•	the compensation of the executive officers and other senior officers, including oversight of base salary, bonus, incentive compensation and other benefits and perquisites; and
•	the performance of the Chief Executive Officer on an annual basis and approve the base salary, bonus and incentive compensation of the Chief Executive Officer.

In furtherance of these objectives, the Compensation Committee is responsible, among other things, for:
•	approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;
•	reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual bonuses and long-term incentive plans, including in the future, equity-based compensation programs such as stock options and restricted stock awards;
•	annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;
•	reviewing and approving the execution of management contracts, change in control agreements and severance agreements, as well as any special supplemental benefits, for senior executives and reviewing the annual renewal of such contracts;
•	retaining, at the expense of the Bank, as applicable, compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms; and
•	reviewing and approving all employee benefit plans, including retirement plans and health insurance; and
•	recommending to the full Board of Directors the compensation for directors including retainer, committee and committee chairman fees, and other similar items, as appropriate.
The Compensation Committee shall have available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. In addition, the Compensation Committee sometimes utilizes survey information provided by compensation consultants in recommending compensation levels.
Audit Committee. The Audit Committee consists of Directors Herring, who serves as Chairman, Anderson, Burchfield, Carroll and Conley. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that Ms. Anderson qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Ms. Anderson is included in “—Directors.” Our Audit Committee has adopted a written charter, which is available on our website at http://www.OmniAmerican.com. The Audit Committee of OmniAmerican Bank met 12 times during the year ended December 31, 2010.
The duties and responsibilities of the Audit Committee include, among other things:
•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;
•	overseeing our external financial reporting processes;
•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;
•	considering whether certain relationships with the independent registered public accounting firm and the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;
•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and
•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Burchfield, who serves as Chairman, Anthony, Callan, Carroll and Conley. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Nominating and Corporate Governance Committee has adopted a written charter, which is available on our website at http://www.OmniAmerican.com. The Nominating and Corporate Governance Committee of OmniAmerican Bank met four times during the year ended December 31, 2010.
The functions of the Nominating and Corporate Governance Committee include the following:
•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;
•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;
•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and
•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to OmniAmerican Bancorp, Inc. and its stockholders; and
•	independence.

The Nominating and Corporate Governance Committee will also consider any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity of our stockholders, employees, customers and community, size of the Board of Directors and regulatory disclosure obligations. With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence. Although the Nominating and Corporate Governance Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating and Corporate Governance Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.
Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 1320 South University Drive, Suite 900, Fort Worth, Texas 76107, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2012 Annual Meeting of Stockholders no later than November 1, 2011.
The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;
•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);
•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of OmniAmerican Bancorp, Inc. or its affiliates;
•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of OmniAmerican Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, OmniAmerican Bancorp, Inc., 1320 South University Drive, Suite 900, Fort Worth, Texas 76107, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of OmniAmerican Bancorp, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
Management shall make these communications that were not forwarded available to the directors on request.
Board Evaluations
Each year, our Board evaluates the performance of its committees and its members. This evaluation process occurs in two stages. Each Board member answers a questionnaire designed to rate, on a scale of one to five, the performance of each Board committee on which that director serves, with respect to a number of components relevant to that committee’s functions. The answers and comments are compiled anonymously and reviewed by the committee as a whole, and reported to the full Board. The Nominating and Corporate Governance Committee then reviews those results and recommends changes in committee structure and function to the full Board. Each Board member fills out a confidential self evaluation of his or her own performance, which is delivered to the Board chair. The Board chair then reviews that information with the Board member and solicits input from each committee chair with respect to the Board member’s performance. The Nominating Committee considers this information when recommending a slate of candidates to be nominated by the full Board.
Attendance at Annual Meetings of Stockholders
Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings, absent unavoidable scheduling conflicts. In 2010, each of our nine directors then in office attended the 2010 Annual Meeting of Stockholders.
Code of Ethics
We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at http://www.OmniAmerican.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.
Code of Conduct
We have adopted a Code of Conduct that is applicable to all employees. Each year, the employees are trained with respect to their responsibilities under, and acknowledge that they understand their responsibilities and will comply with all aspects of, the Code of Conduct.

Audit Committee Report
The Audit Committee has issued a report that states as follows:
•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2010;
•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and
•	we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and this report shall not otherwise be deemed “soliciting material” or filed with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
This report has been provided by the Audit Committee, which consists of Directors Herring (Chairman), Anderson, Burchfield, Carroll and Conley.
Section 16(a) Beneficial Ownership Reporting Compliance
The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of OmniAmerican Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of OmniAmerican Bancorp, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2010.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Anthony, who serves as Chairman, Anderson, Callan, Herring and Sammons. None of these individuals was an officer or employee of OmniAmerican Bank during the year ended December 31, 2010, or is a former officer of OmniAmerican Bank. None of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”
During the year ended December 31, 2010, (i) no executive of OmniAmerican Bank served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of OmniAmerican Bank; (ii) no executive officer of OmniAmerican Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of OmniAmerican Bank; and (iii) no executive officer of OmniAmerican Bank served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of OmniAmerican Bank.

Compensation Committee Report
The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.
This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and this report shall not otherwise be deemed “soliciting material” or filed with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.
This report has been provided by the Compensation Committee, which consists of Directors Anthony, who serves as Chairman, Callan, Herring, Sammons and Anderson.
Compensation Discussion and Analysis
Our Compensation Philosophy. The Bank is committed to providing all employees with a total compensation package that is fair, equitable, and competitive with the markets in which we operate and other industry peer groups. This objective is established through the collaborative efforts of the Board of Directors, Executive Management and Human Resources. Compensation strategies are aimed at fulfilling the business goals and objectives of the Bank by attracting and retaining a diverse and qualified workforce, rewarding performance, encouraging employee skill development, and providing greater career opportunities. The Bank is engaged in a competitive industry, therefore the success of the organization is dependent on its ability to attract and retain qualified senior executives through competitive compensation packages. As a public company, we have based our compensation decisions on four basic principles:
•	Meeting the Demands of the Market — Our goal is to compensate our employees at competitive levels so we are considered the employer of choice among our peers who provide similar financial services in the markets we serve;
•	Aligning Management’s Interest with Stockholders — We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders;
•	Driving Performance — We will base compensation in part on the attainment of company-wide, business unit and individual targets that contribute to our earnings; and
•	Reflecting our Business Philosophy — Our approach to compensation reflects our values and the way we do business in the communities we serve.
Additionally, our compensation philosophy provides a control framework for the elements of compensation and the processes to maintain a reasonable and appropriately balanced approach.
The Board of Directors, Executive Management and Human Resources will abide by the regulatory guidelines established by the Guidance on Sound Incentive Compensation Policies issued jointly by all regulators through the Federal Reserve. Additionally, as stated in the guidance, the Bank will be responsible for establishing and maintaining a Compensation Committee of the Board of Directors that has a written charter delineating the Committee’s purpose, responsibilities, and membership qualifications. The Committee will review compensation provisions and monitor all regulatory agency guidance on practices related to compensation and employment agreements. In 2010, we added a claw-back feature to our short-term incentive plan giving our Board of Directors the ability to recover all or part of an incentive payment if based on financial information that is subject to restatement or if performance targets are later determined not to have been achieved.

Administration of the Compensation Policy is managed in a non-discriminatory business environment and is applied equally to all employees and is in compliance with all state and federal laws. The Bank’s Human Resources Department is responsible for reviewing all compensation decisions to determine their impact on diversity. Human Resources will ensure reasonable and competitive salaries are provided for each employee based upon the requirements of the position, market value and the employee’s experience and performance level, as well as to establish a pattern of salary growth commensurate with the employee’s performance.
Executive Compensation. The Bank’s managers, in conjunction with Human Resources, review and set appropriate base salary levels for all employees except for our Named Executive Officers. Our Compensation Committee recommends base salaries for the Named Executive Officers for approval by the Board. OmniAmerican Bank maintains practices and principles marked by fiscal discipline, sufficient flexibility to attract and retain talent, and attention to reasonableness and soundness. The guiding principles to our approach are to:
•	Attract and retain talented and experienced employees in the highly competitive banking industry;
•	Motivate and reward employees whose experience, knowledge, skills and performance are critical to our success;
•	Provide a competitive compensation package which is weighted towards pay for performance, and in which total compensation payouts are determined by Company, team and individual results, including the maximization of shareholder value;
•	Maintain oversight by the Board of Directors;
•	Ensure fairness among the employees by recognizing the contributions each employee makes to our success;
•	Foster a shared commitment among employees by coordinating their corporate, team and individual goals; and
•	Deter excessive risk-taking through disciplined risk management that has a long-term orientation and flexible compensation programs.
We expect that equity-based, long-term incentive compensation will also become an important element of our executive compensation program. Towards this goal, we are submitting an equity incentive plan to our shareholders for approval at this annual meeting. Our ability to introduce equity awards to our compensation mix will depend on shareholder approval of an equity-based compensation program and compliance with applicable regulatory guidelines relating to such programs. As a public company, we believe that we can meet the objectives of our compensation philosophy by achieving a balance among these three elements of compensation that is competitive with our industry peers and that creates appropriate incentives for our management team. To achieve the necessary balance, the Compensation Committee of our Board of Directors will work with independent compensation consultants to provide us with their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with that of our peers. In addition, we will review information relative to equity awards made by our peers in the thrift industry as well as regulatory limitations imposed by our primary federal regulator in order to determine the mix and size of awards that we will make to our officers and non-employee directors.
To date, executive officers have been compensated only for their services to OmniAmerican Bank. OmniAmerican Bank expects to continue this practice. OmniAmerican Bancorp, Inc. will not pay any additional or separate compensation until we have a business reason to establish separate compensation programs. However, any future equity-based awards made as part of OmniAmerican Bank’s executive compensation will be made in OmniAmerican Bancorp, Inc. common stock rather than OmniAmerican Bank common stock.
This discussion is focused primarily on the compensation of our Named Executive Officers, each of whom is named in the Summary Compensation Table which appears later in this section.

Role of the Compensation Committee. The Compensation Committee of OmniAmerican Bank’s Board of Directors is appointed annually by the Board of Directors and is responsible for overseeing and making recommendations to the Board of Directors with respect to the compensation of the Named Executive Officers, including the President and Chief Executive Officer. As part of these duties, the Compensation Committee conducts an annual performance review of the President and Chief Executive Officer and, in consultation with the President and Chief Executive Officer and Executive Vice President Human Resources and Training, reviews the performance of each other Named Executive Officer. The Board of Directors has ultimate authority to approve the compensation of all Named Executive Officers, including the President and Chief Executive Officer.
The Compensation Committee ensures that the compensation programs are designed to encourage high levels of performance and provide ongoing professional development, promote accountability and adherence to our Code of Ethics and Business Conduct policies, ensure employee performance is aligned with the short-term and long-term strategic goals of OmniAmerican Bank and to serve the best interests of the organization. The Compensation Committee also reviews, oversees, and approves (prior to recommendation to the Board of Directors for final approval) the management and implementation of OmniAmerican Bank’s principal employee benefit plans. In 2011, the Compensation Committee has recommended the implementation of the 2011 Equity Incentive Plan which is being submitted to shareholders for approval at this Annual Meeting. The Compensation Committee may also undertake other duties related to oversight of OmniAmerican Bank’s human resources function. The Compensation Committee has a formal charter that describes the Committee’s scope of authority and its duties.
The Compensation Committee consists of the following directors: Anthony (Chair), Anderson, Callan, Herring and Sammons, all of whom are “independent” within the meaning of Rule 5605 of the Nasdaq Stock Market.
Role of Executives in Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Senior Executive Vice President and Chief Financial Officer and the Executive Vice President, Human Resources and Training. The President and Chief Executive Officer and the Executive Vice President, Human Resources and Training, provide the Compensation Committee with input regarding OmniAmerican Bank’s employee compensation philosophy, process, and compensation decisions for employees, including Named Executive Officers. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. At the request of the Compensation Committee, the Executive Vice President, Human Resources and Training, communicates directly with third-party consultants, primarily to assist the Compensation Committee in evaluating relevant survey data and to evaluate the estimated financial impact regarding any proposed changes to the various components of compensation. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers and, along with the Executive Vice President, Human Resources and Training, expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.
Executives participate in Compensation Committee activities purely in an informational and advisory capacity and have no vote on Compensation Committee matters. Neither the President and Chief Executive Officer nor the Senior Executive Vice President and Chief Financial Officer attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. However, the Executive Vice President, Human Resources and Training generally attends all portions of the Compensation Committee meeting during which compensation matters are discussed. No executive officer other than the President and Chief Executive Officer and Executive Vice President, Human Resources and Training attends those portions of Compensation Committee meetings during which the performance of the Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. The consultants, who are retained by and report to the Compensation Committee, work with the Executive Vice President, Human Resources and Training in performing services for the Compensation Committee. In addition, the President and Chief Executive Officer, Senior Executive Vice President and Chief Financial Officer, and Executive Vice President, Human Resources and Training typically are requested to provide information and feedback. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultants also provide survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives from the survey and comparison group data. For the 2009 calendar year, the Compensation Committee engaged the firm The Whitney Smith Company as independent compensation consultants to assist the Compensation Committee in determining an appropriate mid-year increase in base salary for OmniAmerican Bank’s President and Chief Executive Officer. For the 2010 calendar year, OmniAmerican Bank retained Longnecker & Associates as independent compensation consultants to advise the Compensation Committee with respect to the implementation of the 2011 Equity Incentive Plan and to make suggestions with respect to the mix and size of awards under such plan. In addition, Longnecker & Associates assisted in the Committee’s review of the total direct compensation (base salary, annual incentives, and long-term incentives) for senior management, assessment of the competitiveness of executive compensation, based on asset size, market capitalization and profitability, as compared to the peer group and published survey companies in the Banking industry. They also provided conclusions and recommendations for current total direct compensation packages.
Compensation Objectives. The overall objectives of OmniAmerican Bank’s compensation programs are to recruit and retain excellent management, officers and staff in critical positions, to motivate and reward employees and officers (including the Named Executive Officers) for performance, and to provide competitive compensation to attract talent to the organization. The methods used to achieve these goals for Named Executive Officers are strongly influenced by the compensation and employment practices of OmniAmerican Bank’s competitors within the financial services industry, and elsewhere in the marketplace. We also consider each Named Executive Officer’s individual performance and contribution in achieving corporate goals.
Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our executive officers. Other considerations influencing the design of our executive compensation program are:
•	experience in the financial services industry that promotes the safe and sound operation of OmniAmerican Bank;
•	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;
•	disciplined decision-making that respects our business plan but adapts to change; and
•	the retention and development of incumbent executives who meet or exceed performance objectives. Recruiting executives can be expensive, unpredictable, and have a disruptive effect on our operations.
Components of Compensation. Compensation in 2010 consisted primarily of base salary, annual cash incentive awards based upon a cash incentive plan, broad-based benefits generally available to all full-time employees, including OmniAmerican Bank’s Employee Stock Ownership Plan (“ESOP”), and perquisites available only to certain Named Executive Officers.
Our 2010 compensation program for our Named Executive Officers consisted of the following key elements:
•	base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the executive’s position;

•	non-equity incentive compensation;
•	discretionary cash bonuses;
•	and broad-based employee benefits.
OmniAmerican Bank has implemented an incentive compensation program for our executive officers, including the Named Executive Officers. The incentive compensation program is based on the satisfaction of certain performance criteria defined specifically for each officer. Under the program, Named Executive Officers are entitled to an incentive bonus based on a predetermined percentage of their base salary if they meet certain performance targets, which may change from year to year. Incentive targets and criteria are established prior to or in the first quarter of each year. Levels of achievement are set at threshold, target and maximum, with the bonus level determined by the level of achievement of the performance criteria by the applicable individual. For 2010, the bonus potential (as a percentage of base salary) for our Named Executive Officers including our President and Chief Executive Officer, is based upon the following: President and CEO — 30%; Senior Executive Vice Presidents — 25%; Executive Vice Presidents — 20%; Senior Vice President — 7.5% and Management Committee Vice Presidents — 7.5%. In order for any participant to receive a non-equity incentive award for 2011 on the basis of satisfaction of individual or corporate goals, we were required to achieve a threshold level of earnings before taxes of $3 million. We did not achieve our threshold financial target so no incentive awards were paid under the plan.
In certain circumstances, including the difficult economic environment in which we have operated for the last few years, our inability to achieve the financial performance threshold under our non-equity compensation program does not adequately reflect the effort expended by our Named Executive Officers and other members of management. In the appropriate situation, our Board of Directors has granted discretionary bonuses when it felt it was important to do so. Accordingly, in January 2011, our Board determined that the efforts of our management team in 2010 in transitioning to a public company following our stock offering, in strengthening OmniAmerican Bank’s internal controls under Sarbanes-Oxley and in fully satisfying the requirements of the memorandum of understanding that we entered into with the Office of Thrift Supervision in June 2007, merited discretionary bonuses for certain executives, including certain of our Named Executive Officers.
We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of OmniAmerican Bank, as well as fringe benefits and perquisites, and retirement and other termination benefits not generally available to all qualifying employees of OmniAmerican Bank.
The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate during 2010:
•	a defined contribution 401(k) profit-sharing plan;
•	healthcare (medical, dental) coverage (all employees share between 15% to 66% of the cost, depending on their elections);
•	group term life insurance and accidental death and dismemberment (AD&D) policies;
•	long term disability insurance coverage;
•	health care and dependent care flexible spending accounts; and
•	an employee stock ownership plan;
•	several employee-paid supplemental insurance benefits available to full-time employees, including supplemental life insurance (coverage for spouses and children also offered); supplemental short-term disability; AFLAC/cancer; personal accident; personal recovery; intensive care; hospital care, long term care; vision care; Teladoc and Hyatt pre-paid legal coverage.

The Named Executive Officers also are eligible for an executive long-term disability plan, with a maximum monthly benefit of $2,500. The benefit is only available to our senior vice presidents and above.
OmniAmerican Bank provides our President and Chief Executive Officer with perquisites not generally available to its other Named Executive Officers. OmniAmerican Bank incurs the expense of one country club membership for Mr. Carter as well as memberships in other social and professional organizations and clubs in order to facilitate business development for OmniAmerican Bank. In lieu of a monthly automobile allowance, Mr. Carter has use of an automobile (including all operating expenses) owned by OmniAmerican Bank for business and personal use. Personal use of the automobile is reported as taxable income to Mr. Carter. In addition, we reimburse Mr. Carter for one-half of his premium cost on a supplemental life insurance policy with a death benefit of $1 million, as well as for the cost of medical, dental and vision coverage and short and long-term disability coverage. We also provide Mr. Carter and his spouse with long-term care insurance and pay the cost of his annual health examinations.
The components of our compensation programs have not materially changed in 2010. For 2010, we continue to measure short-term incentive compensation by identifying key corporate strategic goals and individual goals. In 2010, we added a claw-back feature to our short-term incentive plan giving our Board of Directors the ability to recover all or part of an incentive payment if based on financial information that is subject to restatement or performance targets are later determined not to have been achieved. In addition, we have generally increased base salary by approximately 2% to 8% to reflect merit increases to recognize performance, where applicable.
In addition to the components of executive compensation described above, Mr. Carter has an employment agreement with OmniAmerican Bank. See “—Employment Agreements” for a description of this agreement and for information about potential payments upon termination of employment with OmniAmerican Bank. The employment agreement is designed to give OmniAmerican Bank the ability to retain the services of the designated executive while reducing, to the extent possible, unnecessary disruptions to OmniAmerican Bank’s operations. The agreement is for a three-year period, will be reviewed and renewed annually by the Compensation Committee of the Board of Directors, and will provide for salary and bonus payments, as well as certain additional post-employment benefits, primarily life insurance benefits and under certain conditions, health benefits.
We have also entered into a change in control agreement with each of our senior executive vice-presidents, Ms. Deborah B. Wilkinson, our Senior Executive Vice President and Chief Financial Officer, Ms. Terry Almon, our Senior Executive Vice President and Chief Operating Officer, and Ms. Anne Holland, our Senior Executive Vice President and Chief Lending Officer and with T.L. Arnold, our Executive Vice-President and Chief Credit Officer. See “—Change in Control Agreements” for a description of these agreements and for information about potential payments upon termination of employment with OmniAmerican Bank.
Analyzing the Components of Compensation. Currently, the Compensation Committee analyzes the level and relative mix of each of the principal components of compensation for Named Executive Officers. The President and Chief Executive Officer and the Executive Vice President Human Resources and Training also make recommendations to the Committee relating to compensation to be paid to the other Named Executive Officers. Based on this analysis, the Compensation Committee makes annual recommendations to the independent members of the Board of Directors about each Named Executive Officer’s compensation.
The Compensation Committee reviews the other components of executive compensation (broad-based benefits and executive perquisites), but does not necessarily recommend changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
The Compensation Committee recommends for Board approval the base salary and annual incentive cash award components for each Named Executive Officer, including the President and Chief Executive Officer. Base salary changes are made mid-year with respect to Named Executive Officers. Such changes typically remain in effect for a 12-month period. For July 2010, base salary changes were made primarily based upon assessment of individual performance.

The process of assembling target total cash compensation for the Named Executive Officers is forward-looking in nature. The at-risk annual incentive cash award component is based on the expectation that target levels of performance will be achieved over the following year. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level.
The objective of the compensation-setting process is to establish the appropriate level and mix of total compensation for each Named Executive Officer. The Compensation Committee believes that the accounting treatment of any given element of total cash compensation is a relevant consideration in the design and compensation-setting process and considers the effect, as applicable, when determining total cash compensation.
The Compensation Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to certain Named Executive Officers of publicly traded companies is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2010 and for prior years, we have not been subject to tax deduction limitations under Section 162(m).
Exceptions to Procedures. The Compensation Committee may from time to time recommend to the full Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle.
The Committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
Annual Compensation — Named Executive Officers. In July 2010, the Compensation Committee recommended, and the full the Board of Directors approved, the total cash components of annual compensation for all the Named Executive Officers. The Committee considered the mix of compensation components related to OmniAmerican Bank’s short and long-term strategic plans and the Named Executive Officers’ roles, experience, responsibilities and knowledge of the organization. The Committee evaluated the overall level of total cash compensation for each Named Executive Officer after considering the recent performance of OmniAmerican Bank and the role of each Named Executive Officer, the criticality of each Named Executive Officer to the future success of OmniAmerican Bank in attaining its goals and their experience, contribution and knowledge of our organization. In addition, the Compensation Committee reviewed information provided to it by our Executive Vice President Human Resources and Training. Details regarding base salary and annual incentive cash awards made to the Named Executive Officers are included in the detailed compensation tables following this section.
After establishing the target value for each Named Executive Officer’s overall total cash compensation, the Committee made detailed determinations for each element of that package in order to arrive at the desired overall result. The Committee set the 2010 mid-year base salary increases for each Named Executive Officer, within target dollar ranges contemplated by internal guidelines. Salary increases for the Named Executive Officers, other than our President and Chief Executive Officer, represented increases ranging from 4.5% to 7.0%, compared to base salaries for the 2009-2010 period. The mid-year 2010 base salary increases for the Named Executive Officer (other than our President and Chief Executive Officer) were approved by the full Board in 2010, effective July 1, 2010, at $225,000 (for Ms. Wilkinson), $225,000 (for Ms. Almon), $215,000 (for Ms. Holland), and $175,000 (for Mr. Arnold), respectively.

Based upon a review of our President and Chief Executive Officer’s compensation conducted by The Whitney Smith Company in 2009, the Compensation Committee recommended that Mr. Carter’s base salary for the period from July 2009 to June 2010 be increased to $450,000 from $367,500, which targeted a base salary at approximately the 75th percentile of base salaries for executive officers in the same position at financial institutions with assets of approximately $1 billion dollars. In conducting its mid-year review for the period from July 2010 to June 2011, the Compensation Committee determined that Mr. Carter’s base salary continued to fairly represent the 75th percentile of base salaries for similarly situated Named Executive Officers and did not increase his base salary for such period.
Executive Compensation
Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer Tim Carter, our Senior Executive Vice President and Chief Financial Officer Deborah B. Wilkinson, our Senior Executive Vice President and Chief Operating Officer, Terry Almon, our Senior Executive Vice President and Chief Lending Officer, Anne Holland, our Executive Vice President and Chief Credit Officer, T.L. Arnold and our Executive Vice President of Mortgage Lending, Robert Havran for the years ended December 31, 2010, 2009 and 2008. We refer to these individuals as “Named Executive Officers.”

Summary Compensation Table for the Year Ended December 31, 2010
						Change in
						Pension Value
						and
						Nonqualified
				Non-Equity		Deferred
Name and Principal				Incentive Plan		Compensation	All Other
Position	Year	Salary(1)	Bonus(2)	Compensation		Earnings	Compensation(7)	Total

Tim Carter	2010	$458,671	$60,000	—		—	$76,134	$594,805
President and Chief	2009	422,902	20,000	—		—	60,896	503,798
Executive Officer	2008	357,115	110,250	—		—	52,231	519,596

Deborah B. Wilkinson	2010	$224,335	$45,000	—		—	$23,224	$292,559
Senior Executive Vice	2009	213,143	30,000	—		—	11,782	254,925
President and Chief	2008	205,180	—	$14,000		—	10,634	229,814
Financial Officer

Terry Almon(3)	2010	$231,535	$45,000	—		—	$13,256	$289,791
Senior Executive Vice President and Chief Operating Officer

Anne Holland	2010	$214,708	$17,000	—		—	$26,608	$258,316
Senior Executive Vice	2009	182,976	17,000	—		—	14,774	214,750
President and Chief Lending Officer

T.L. Arnold(4)	2010	$173,675	$25,000	—		—	$17,400	$216,075
Executive Vice President and Chief Credit Officer

Robert Havran(5)	2010	$123,378	$—	$165,000	(6)	—	$47,140	$335,518
Executive Vice President	2009	195,545	—	156,000		—	9,777	361,322
Mortgage Lending	2008	197,137	70,034	156,432		—	9,857	433,460

(1)	2010 salary information includes salary deferral contributions to the OmniAmerican Bank 401(k) Plan of $12,250 for Mr. Carter, $11,217 for Ms. Wilkinson, $11,577 for Ms. Almon, $10,735 for Ms. Holland, $8,684 for Mr. Arnold and $6,071 for Mr. Havran.

(2)	Reflects bonus amounts earned for the fiscal year, whether or not actually paid during such year.

(3)	Ms. Almon joined the Bank in July 2009, and became a Named Executive Officer with respect to the 2010 fiscal year.

(4)	Mr. Arnold was promoted to Executive Vice President in August 2009, and became a Named Executive Officer with respect to the 2010 fiscal year.

(5)	Mr. Havran’s employment with OmniAmerican Bank was terminated in July 2010.

(6)	The Incentive Plan for the Executive Vice President, Mortgage Lending provided Mr. Havran a bonus equal to 5% of the net income earned by the Mortgage Services Group before taxes, as reflected on the monthly income statement. For 2010, the bonus was capped at $165,000.

(7)	The amounts reflect what we have paid for, or reimbursed, the applicable Named Executive Officer for various benefits and perquisites which we provide. A break-down of the various elements of compensation in this column is set forth in the table immediately following.

	All Other Compensation(1)
		Ms.
	Mr. Carter	Wilkinson	Ms. Almon	Ms. Holland	Mr. Arnold	Mr. Havran

Employer 401(k) Matching Contribution	$12,250	$11,217	$11,577	$10,735	$8,684	$6,071

Personal Use of Auto	2,646	—	—	—	—	—

Employee Stock Ownership Plan	10,869	10,066	—	9,235	7,728	—

Executive Life Insurance	2,455	—	—	—	—	—

Club Memberships	9,186	—	—	5,406	—	—

Long Term Care Insurance	8,850	—	—	—	—	—

Other Compensation	—	—	—	—	—	40,068	(2)
Reimbursements/Payments:
Medical	21,302	—	—	—	—	—
Dental/Vision	925	—	—	—	—	—
Short Term Disability	1,689	—	—	—	—	—
Long Term Disability	5,962	1,941	1,679	1,232	988	1,001

Total	$76,134	$23,224	$13,256	$26,608	$17,400	$47,140

(1)	The amounts shown in this table represent the break-down of the benefits and perquisites provided to the Named Executive Officers by OmniAmerican Bank.

(2)	Reflects severance payment to Mr. Havran for the fiscal year of 2010.
Employment Agreement. OmniAmerican Bank entered into an employment agreement with Mr. Carter, effective February 23, 2010. The agreement has an initial term of three years. Prior to each annual anniversary date, the disinterested members of the Board will conduct a comprehensive performance evaluation of executive for purposes of determining whether to extend the agreement. The disinterested members of the Board may extend the term of the agreement for an additional year, commencing on the first anniversary date and continuing on each subsequent anniversary date, such that the remaining term will be 36 months, unless a notice of nonrenewal is provided to the executive. If a notice of nonrenewal is provided to the executive, the agreement will terminate at the end of 36 months. The agreement provides for payment of base salary, which will be reviewed at least annually, and which may be increased, but not decreased (except for a decrease not in excess of any decrease that is applicable generally to all executive officers, as defined at 12 U.S.C. § 215.2(e)). In addition to base salary, Mr. Carter is entitled to participate in the bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, and will be reimbursed for business expenses incurred, including fees for memberships in one country club and certain other professional and social clubs and organizations. In addition, Mr. Carter will receive an automobile for his business and personal use under the agreement or will be reimbursed for use of his personal automobile.

In the event of Mr. Carter’s involuntary termination of employment for reasons other than cause, disability or death, or in the event Mr. Carter resigns during the term of the agreement for “good reason” (as defined in the employment agreement), including such a termination or resignation following a change in control of OmniAmerican Bancorp, Inc. or OmniAmerican Bank, Mr. Carter will be entitled to a severance payment equal to three times the sum of his base salary and average rate of bonus awarded to him during the prior three years payable in a single cash lump sum distribution; provided, however, that if termination is following a change in control, the severance payment will be equal to three times the sum of base salary and highest level of bonus paid during the year or any of the three preceding years. In addition, Mr. Carter will have the right to purchase such continued health care coverage for himself and his family as is available to employees of OmniAmerican Bank under federal and Texas state health care continuation laws for the maximum period permitted by law. OmniAmerican Bank will reimburse him for the premiums through the end of the health care continuation period provided by law and thereafter will assist Mr. Carter in purchasing individual coverage for the remainder of a period of 36 months by paying up to $5,000 per month for such coverage. In addition, OmniAmerican Bank will reimburse Mr. Carter for a period of three years following termination of employment for the cost of life insurance coverage substantially comparable to the coverage maintained by OmniAmerican Bank for him prior to his termination. With respect to the policy owned by Mr. Carter for which OmniAmerican Bank pays one-half of the premium, OmniAmerican Bank will continue to make such payments for 36 months following his termination. For purposes of this agreement, circumstances that constitute “good reason” to resign and receive such payments and benefits are substantially similar to the circumstances that are listed in Mr. Carter’s existing employment agreement.
In addition to payments due to termination without cause and following a change in control, OmniAmerican Bank will make limited payments to Mr. Carter in the event of his death or disability while employed. For information on such payments, see “Potential Payments to Named Executive Officers” below.
Upon termination of employment, other than in connection with a change in control, Mr. Carter agrees not to compete with OmniAmerican Bancorp, Inc. or OmniAmerican Bank for two years following his termination, within 25 miles of the locations in which OmniAmerican Bancorp, Inc. or OmniAmerican Bank has business operations or has filed an application for regulatory approval to establish an office.
Change in Control Agreements. OmniAmerican Bank entered into change in control agreements with Deborah Wilkinson, Senior Executive Vice President and Chief Financial Officer, Terry Almon, Senior Executive Vice President and Chief Operating Officer, Anne Holland, Senior Executive Vice President and Chief Lending Officer, on March 29, 2010, and with T.L. Arnold, Executive Vice President and Chief Credit Officer, on March 29, 2011. The term of the agreements is for two years. Prior to each annual anniversary date, the disinterested members of the Board will conduct a comprehensive performance evaluation of executive for purposes of determining whether to extend the agreements. The disinterested members of the Board may extend the term of the agreements for an additional year, commencing on the first anniversary date and continuing on each subsequent anniversary date, such that the remaining term will be 24 months, unless a notice of nonrenewal is provided to an executive. If a notice of nonrenewal is provided to an executive, the executive’s agreement will terminate at the end of 24 months.
In the event of a change in control of OmniAmerican Bancorp, Inc. or OmniAmerican Bank followed by the executive’s voluntary termination for “good reason” (as defined in the change of control agreements) or involuntary termination, other than for cause, the executive will be entitled to a severance payment.
In the event of a change in control followed by the executive’s involuntary termination other than for cause or resignation from employment for “good reason” the executive will be entitled to a severance payment equal to two times the sum of the executive’s base salary in effect as of the termination date, plus the highest rate of bonus earned by the executive during either the calendar year in which the termination occurs or the two calendar years immediately preceding the year in which the termination occurs. In addition, the executive will be entitled to continued health insurance coverage for the executive and the executive’s family as is customarily available to employees of OmniAmerican Bank and as required under federal and Texas health care continuation laws, and such coverage will be paid for or reimbursed by OmniAmerican Bank for two years following termination of employment or the maximum period of such coverage under the health care continuation law, whichever is less. Any cash severance payment will be made in a lump sum within 30 days following the executive’s termination date. The agreements provide that in the event the severance payments would include an “excess parachute payment” under Section 280G of the Internal Revenue Code, such benefits will be reduced accordingly to avoid penalties. For further information on the payments to our Named Executive Officers under these agreements, please see “Potential Payments to Named Executive Officers,” below.

Performance and Incentive Plan Awards. OmniAmerican Bank implemented a non-equity incentive plan in accordance with which cash bonuses would be paid based on satisfaction of quantitative and qualitative performance criteria. For 2010, the performance criteria were approved by the Compensation Committee and included quantitative and qualitative corporate goals for all of our Named Executive Officers and qualitative individual goals for each of our Named Executive Officers. For 2010, the maximum bonus that any of our Named Executive Officers could achieve under this plan was approximately 37.5% of base salary, with a maximum bonus of approximately $85,000. Successful achievement of the corporate level goals accounted for 50% of the bonus, while achievement of individual goals accounted for 50% of the overall bonus for each Named Executive Officer. The corporate goals had five specific indicators, including: (i) financial performance based on exceeding $4.5 million in income before taxes (ii) risk management, including non-performing assets to total assets, net charge-off percentage, average percentage of past due loans, classified assets to total equity plus allowance for loan loss and compliance with audit and exam findings; (and (iii) sales and service culture implementation (including systems utilization, achievement of loan and deposit goals, and implementation of customer service surveys). Each indicator had two to three sub-categories of elements that must be achieved to successfully perform in that category. The weight ascribed to any particular indicator ranged from 0% to 7% with an aggregate weight of 50%. Individual goals varied and were tailored to the job responsibilities of each officer. Each of our Named Executive Officers had approximately four to five qualitative indicators that must be achieved in order to receive the maximum potential bonus. For example, the indicators for our Chief Financial Officer included: (i) asset/liability management; (ii) financial and regulatory reporting; (iii) strategic leadership for achievement of the Bank’s goals and objectives; (iv) facilities management, to include providing direction to the property management company and leasing agent; and (v) insurance administration. Our Chief Operating Officer’s individual goals included: (i) performance management of assessing branch staff and implement plan for full-time equivalent to peer low and median results, implement business unit, department and individual performance incentive scorecards using key performance indicators and assess information technology structure and implement plan to normalize to asset size and peers; and (ii) teamwork to achieve cross-functional collaboration, implement formalized project management protocol, implement branch and partner plans and work with all business units on improvements and use of core systems. Our Chief Lending Officer’s individual goals included: (i) production unit performance to include loan growth, deposit growth, overall portfolio yield increase and effective expense management for the lending services group; (ii) overall performance management for direct reports; and (iii) teamwork to include leadership, cross collaboration and bank-wide initiatives. Our Chief Credit Officer’s individual goals included: (i) build teams within credit, loan operations and special accounts for direct support to all lending groups, enhance and build on process improvement through delegation and by completing the enterprise risk management evaluations across all lending groups, continue to strengthen the credit culture mindset, identify succession plan, shorten decision and turn-around time and increase effective communications with regulators and external audit; (ii) performance management of turnover by unit and % of new hire retention; and (iii) build teamwork across lending and credit functions and lead by example through the executive management team. The weight ascribed to each of the Named Executive Officers individual goals ranged from 2% to 12% of the total bonus
The following table sets forth for the year ended December 31, 2010 certain information as to grants of plan-based awards for the Named Executive Officers:

Grants of Plan-Based Awards For the Fiscal Year Ended 2010
		Estimated future payouts under non-equity incentive plan awards
Name	Grant date	Threshold	Target	Maximum
Tim Carter	1/1/2010	$67,500	$135,000	$202,500
Deborah B. Wilkinson	1/1/2010	28,125	56,250	84,375
Terry Almon	1/1/2010	28,125	56,250	84,375
Anne Holland	1/1/2010	26,875	53,750	80,625
T.L. Arnold	1/1/2010	17,500	35,000	52,500
For the 2010 calendar year, our incentive compensation plan required that OmniAmerican Bank have a threshold level of earnings before taxes of $3,000,000 in order for any cash bonuses to be paid and the satisfaction of individual or corporate goals. We did not achieve our threshold financial target for 2010, and no bonuses were paid under our non-equity incentive plan.

For 2011, our incentive compensation plan requires that OmniAmerican Bank have a threshold level of earnings before tax of $4,240,000 for 100% of the incentive potential to be available for distribution and $3,750,000 for 50% of the incentive potential available for distribution. The bonus potential (as a percentage of base salary) for our Named Executive Officers, including our President and Chief Executive Officer, is based upon the following: President and CEO — 30%; Senior Executive Vice Presidents — 25%; Executive Vice Presidents — 20%; Senior Vice President — 10% and Management Committee Vice Presidents — 7.5%. Successful achievement of the corporate level goals will account for 50% of the bonus, while achievement of individual goals will account for 50% of the overall bonus for each Named Executive Officer. The corporate goals have three specific indicators, including: (i) financial performance based on exceeding $5.3 million income before taxes at the target level; (ii) risk management, including non-performing assets to total assets under 1.75%, non-performing loans to total loans under 1.20%, charge off percentage of less than 0.75%, and average percentage of past due loans less than 1%; (iii) sales and service culture to include sales training, cross-selling initiatives within direct, indirect and mortgage lending units, and elevate customer convenience by enhancing our corporate website, online banking and bill pay, research and choose mobile banking application, increase customer penetration of alternative channels and optimize ATM as deliver channel, incorporate retail distinct plan and lending services distinct plan. Each indicator has no less than two sub-categories of elements that must be achieved to successfully perform in that category. The weight ascribed to any particular indicator will range from 0% to 20% with an aggregate weight of 50%. Individual goals vary and are tailored to the job responsibilities of each officer. Levels of achievement have been set at threshold, target and maximum, with the bonus level determined by the level of achievement of the performance criteria by the applicable individual.
The non-equity incentive plan contains a claw-back feature that permits the Company to recover any incentive payment if such payment was based on performance that was subsequently subject to a financial restatement or where performance targets were later reasonably determined not to have been achieved. In such situations, the Company retains the right to seek recovery of part of or the entire incentive award paid to any or all participant(s) whose actions may have contributed to such restatement or failure or who in the judgment of the Committee should no longer be entitled to an incentive payment due to the failure to achieve the performance goal.
Discretionary Cash Bonuses. Our Board of Directors retains the right to award discretionary cash bonuses periodically based on merit. Our Board exercised this discretion in 2010 by giving certain of our Named Executive Officers cash bonuses reflecting its belief that those persons had provided meritorious service to OmniAmerican Bancorp, Inc. in transitioning to a public company, strengthening the internal controls of OmniAmerican Bank and in fully satisfying the requirements imposed on OmniAmerican Bank by the formal and informal action of the Office of Thrift Supervision. Accordingly, the Board granted discretionary cash bonuses to Mr. Carter, Ms. Almon, Ms. Wilkinson, Ms. Holland and Mr. Arnold, in the amounts of $60,000, $45,000, $45,000, $17,000 and $25,000, respectively.
Potential Payments to Named Executive Officers
The following table sets forth estimates of the amounts that would be payable to certain of the Named Executive Officers listed in our Summary Compensation Table for the year ended December 31, 2010, in the event of their termination of employment under their employment or change in control agreements on December 31, 2010 in designated circumstances. The table does not include vested or accrued benefits under qualified benefit plans that are disclosed elsewhere in this proxy statement. The table also does not provide information on the amounts to which Mr. Carter (or his beneficiary) would be entitled on his death under individual life insurance or disability policies for which we pay or reimburse Mr. Carter for part or all of the premium. The estimates shown are highly dependent on a variety of factors, including but not limited to: the date of termination; interest rates; federal, state and local tax rates; and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario.

	Mr. Carter	Ms. Wilkinson	Ms. Almon	Ms. Holland	Mr. Arnold
Disability
Life Insurance	$94,500	$—	$—	$—	$—
Medical, dental and other health benefits	107,685	—	—	—	—

Total	202,185

Death
Medical, dental and other health benefits	15,163	—	—	—	—
Discharge Without Cause or Resignation With Good Reason — No Change in Control
Salary (lump sum)	1,350,000	—	—	—	—
Bonus (lump sum)	405,000	—	—	—	—
Medical, dental and other health benefits	107,685	—	—	—	—
Life insurance contribution	94,500	—	—	—	—

Total	1,957,185

Discharge Without Cause or Resignation With Good Reason — Change in Control
Salary (lump sum)	1,350,000	450,000	450,000	430,000	350,000
Bonus (lump sum)	405,000	112,500	112,500	107,500	70,000
Medical, dental and other health benefits	107,685	20,213	12,746	44,172	11,079
Life insurance contribution	94,500	—	—	—	—

Total	1,957,185	582,713	575,246	581,672	431,079
Tax Qualified Benefit Plans
401(k) Plan. OmniAmerican Bank maintains the OmniAmerican 401(k) Profit Sharing Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. In addition to salary deferral contributions, the 401(k) Plan provides that OmniAmerican Bank will make matching contributions up to 5% of a participant’s salary for the year. A participant will vest in his or her matching contributions over a 6-year period at the rate of 20% per year, commencing in the second year.
Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available. In connection with the conversion, the 401(k) Plan was amended to permit investment in our common stock through the OmniAmerican Bancorp, Inc. Stock Fund. A participant will have the right to direct the trustee regarding the voting of shares purchased for his or her plan account.
Employee Stock Ownership Plan. In connection with its initial public stock offering, OmniAmerican Bank adopted an ESOP for eligible employees. Eligible employees who have attained age 21 and were employed by us as of January 1, 2009 will participate in the ESOP on the later of the effective date of the ESOP or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period. The ESOP trustee purchased, on behalf of the ESOP, 952,200 shares, which represented 8% of the total number of shares of OmniAmerican Bancorp, Inc. common stock issued in the offering. The ESOP funded its stock purchase with a loan from OmniAmerican Bancorp, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through OmniAmerican Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 25-year term of the loan. As the loan is repaid, shares will be allocated to participants’ accounts. Participants vest in their accounts over a 6-year period, with credit given for years of service prior to adoption of the ESOP, and will receive a distribution of their vested ESOP account balance upon termination of employment. Distributions will be made in a lump sum.
Defined Benefit Plan. OmniAmerican Bank maintains the OmniAmerican Bank Defined Benefit Plan, a tax-qualified defined benefit plan. Employees of OmniAmerican Bank who were age 21 or older and completed six months of employment were eligible to participate in the plan until the plan was amended to freeze participation as of December 31, 2006. Accordingly, no employees will become eligible to enter the plan on or after December 31, 2006. In addition, participants who entered the plan prior to December 31, 2006 and had an accrued benefit under the plan on that date, became fully vested in their accrued benefit as of December 31, 2006. Upon termination of employment on or after attaining age 65, a participant will be entitled to his or her accrued benefit as of December 31, 2006.

A participant who terminates employment prior to age 65 will be entitled to an early retirement benefit, provided that the participant has completed 10 years of employment. The early retirement benefit will be equal to the participant’s accrued benefit as of December 31, 2006, reduced by 5/9 percent for each complete calendar month and 5/18 percent for each complete calendar month in excess of 60 months that the participant’s termination date precedes the date on which the participant would have attained age 65. Payments of benefits under the plan are made in the form of a qualified joint and survivor life annuity if the participant has a spouse, or a straight life annuity for a participant who does not have a spouse, unless one of the optional forms of distribution has been selected. The optional forms of distribution under the plan include various annuities or a lump sum payment option.
In the event the participant dies while in active service, the participant’s beneficiary will be entitled to a qualified preretirement survivor annuity equal to the monthly benefit that would have been payable to a beneficiary if the participant retired and received his or her benefit in the form of a qualified joint and survivor annuity and immediately died thereafter, unless the participant or the beneficiary waived the qualified preretirement survivor annuity by electing to be paid a lump sum death benefit.
The following table sets forth the actuarial present value of each executive’s accumulated benefit under our pension benefit plan, along with each executive’s number of years of credited service under the plan. No payments were made under the plan to Named Executive Officers in 2010.

		Number of Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name and Principal Position	Plan Name	Service(1)	Benefit	Fiscal Year

Deborah B. Wilkinson Senior Executive Vice President and Chief Financial Officer	OmniAmerican Bank Defined Benefit Plan	1	$41,171	$—
Robert Havran (2) Executive Vice President Mortgage Lending	OmniAmerican Bank Defined Benefit Plan	1	48,998	—

(1)	OmniAmerican Bank Defined Benefit Plan was frozen as of December 31, 2006. Years of credited service reflects years of service through December 31, 2006.

(2)	Mr. Havran’s employment with OmniAmerican Bank was terminated in July 2010.
Directors’ Compensation
All non-employee directors received a fee of $1,000 per Board and $750 per committee meeting attended during 2010. The Board also received an annual retainer of $20,000 (paid quarterly).
The following table sets forth for the year ended December 31, 2010, certain information as to the total remuneration we paid to our directors other than Mr. Carter. Information with respect to director fees paid to Mr. Carter is included above in “Executive Officer Compensation—Summary Compensation Table.”

Director Compensation Table For the Year Ended December 31, 2010
	Fees Earned or	All Other
Name	Paid in Cash(1)	Compensation(2)	Total
Elaine Anderson	$51,750	$3,111	$54,861
Joan Anthony	42,750	120	42,870
Wayne P. Burchfield, Jr.	45,000	5,776	50,776
Patti Callan	42,000	5,190	47,190
Norman G. Carroll	44,250	3,704	47,954
Patrick D. Conley	45,000	2,550	47,550
James Herring	45,750	5,006	50,756
John Sammons	36,000	3,120	39,120

(1)	See table below for breakdown of fees earned in 2010.

(2)	Consists of amounts paid for health insurance for directors. Board members are reimbursed up to $500 per month for their cost of health insurance.

The table below identifies the meetings, by type, for which each non-employee director received compensation from OmniAmerican Bank during the 2010 fiscal year.

				Enterprise			Nominating/
	Regular	Special		Risk	Audit	Compensation	Corp Gov
	Board	Board		Management	Committee	Committee	Committee
Name	Meetings	Meetings	Retainer	Meetings	Meetings	Meetings	Meetings
Elaine Anderson	$12,000	$1,000	$20,000	$3,000	$9,000	$6,750	$—
Joan Anthony	12,000	1,000	20,000	—	—	6,750	3,000
Wayne P. Burchfield, Jr.	12,000	1,000	20,000	3,000	9,000	—	—
Patti Callan	12,000	1,000	20,000	—	—	6,000	3,000
Norman G. Carroll	12,000	1,000	20,000	—	8,250	—	3,000
Patrick D. Conley	12,000	1,000	20,000	—	9,000	—	3,000
James Herring	12,000	1,000	20,000	3,000	—	6,750	3,000
John Sammons	10,000	—	20,000	—	—	6,000	—
Transactions With Certain Related Persons
The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by OmniAmerican Bank to our executive officers, employees and directors in compliance with federal banking regulations. At December 31, 2010, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to OmniAmerican Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.
In addition, loans made to a director or executive officer must be approved in advance by a majority of the disinterested members of the Board of Directors. The aggregate amount of our loans to our executive officers and directors and their related entities was $2.3 million at December 31, 2010. As of December 31, 2010, these loans were performing according to their original terms and were made in compliance with federal banking regulations.
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the year ended December 31, 2010 was McGladrey & Pullen, LLP. Our Audit Committee has approved the engagement of McGladrey & Pullen, LLP to be our independent registered public accounting firm for the year ending December 31, 2011, subject to the ratification of the engagement by our stockholders as required by our Bylaws. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of McGladrey & Pullen, LLP for the year ending December 31, 2011. A representative of McGladrey & Pullen, LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.
Although stockholder ratification of the independent registered public accounting firm is required by our Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of OmniAmerican Bancorp, Inc. and its stockholders.
Set forth below is certain information concerning aggregate fees billed for professional services rendered by McGladrey & Pullen, LLP during the years ended December 31, 2010 and 2009.

The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended	Year Ended
	December 31,	December 31,
	2010	2009
Audit Fees	$183,821	$193,405
Audit-Related Fees	28,949	26,897
Tax Fees	19,825	25,150
All Other Fees	15,000	254,937
Audit Fees. Audit fees of $183,821 for the year ended December 31, 2010 and $193,405 for the year ended December 31, 2009 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting and review of the financial statements included in our quarterly reports on Form 10-Q.
Audit-Related Fees. Audit-related fees of $28,949 and $26,897 for the years ended December 31, 2010 and 2009, respectively, were for assurance and related services related to our retirement benefit plans.
Tax Fees. Tax fees of $19,825 and $25,150 for the years ended December 31, 2010 and 2009, respectively were for services related to tax preparation and tax consultation services.
All Other Fees. Fees billed for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the year ended December 31, 2010, consisted of $15,000, and in 2009, $254,937 for professional services related to our initial public stock offering completed in January 2010.
The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of McGladrey & Pullen, LLP. The Audit Committee concluded that performing such services does not affect the independence of McGladrey & Pullen, LLP in performing its function as our independent registered public accounting firm.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of McGladrey & Pullen, LLP or pursuant to the pre-approval policy described above.
In order to ratify the selection of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011, the proposal must receive at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification.
The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ended December 31, 2011.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
The compensation of our Principal Executive Officer and our two other most highly compensated executive officers of the Company (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Executive Compensation.” Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.
In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:
RESOLVED, that the stockholders of OmniAmerican Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement, including the Compensation, Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures set forth in that section.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.
The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal Three.
PROPOSAL 4—ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES
In accordance with recently adopted changes to Section 14A of the Exchange Act, we are providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal Three above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2011 Annual Meeting, we are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.
After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.
Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.
Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.
Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.
The Board of Directors unanimously recommends that you vote “FOR” the One Year option.

The Board of Directors recommends a vote “FOR” each of the listed proposals and that stockholders mark the “ONE YEAR” box with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.
PROPOSAL 5 — APPROVAL OF THE OMNIAMERICAN BANCORP, INC.
2011 EQUITY INCENTIVE PLAN
The Board of Directors has approved for submission to stockholders for approval the OmniAmerican Bancorp, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan is designed to provide officers, employees and directors of OmniAmerican Bancorp, Inc. and its subsidiaries, including OmniAmerican Bank, with additional incentives to promote the growth and performance of OmniAmerican Bancorp, Inc. The Equity Incentive Plan is subject to stockholder approval and will become effective upon its implementation by the Board of Directors subsequent to satisfaction of applicable stockholder approval requirements. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. OmniAmerican Bancorp, Inc. has never previously adopted an equity compensation plan and has no outstanding awards or awards available for grant, which puts us at a competitive disadvantage vis à vis our peers. The Equity Incentive Plan will give us the flexibility we need to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the performance of our common stock.
The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.
General
Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 1,666,350 shares of Company common stock pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that no more than 1,190,250 shares (or 10% of the total outstanding shares of the Company) may be issued or delivered in the aggregate pursuant to the exercise of stock options, and no less than 476,100 shares and no more than 833,175 shares may be issued or delivered pursuant to restricted stock awards, provided that, for each share subject to a restricted stock award in excess of 476,100 shares, the number of shares available for grant as stock options shall be reduced on a one-for-one basis.
The Equity Incentive Plan will be administered by the members of OmniAmerican Bancorp, Inc.’s Compensation Committee who are “Disinterested Board Members,” as defined in the Equity Incentive Plan (the “Committee”). The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Equity Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of OmniAmerican Bancorp, Inc. the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code may be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.
The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of OmniAmerican Bancorp, Inc. or its subsidiaries, or as the form of payment for grants or rights earned or due under any other plan or arrangement of OmniAmerican Bancorp, Inc. or its subsidiaries, including the plan of any entity acquired by OmniAmerican Bancorp, Inc. or its subsidiaries.

The Equity Incentive Plan may be funded with authorized but unissued shares or with shares repurchased in open market transactions. Depending on market and financial conditions at the time of the establishment and implementation of the Equity Incentive Plan, we expect to fund awards under the Equity Incentive Plan with shares repurchased in open market transactions.
Eligibility
Employees and directors of OmniAmerican Bancorp, Inc. and its subsidiaries, including OmniAmerican Bank, are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.
Types of Awards
The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee. Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock, as follows:
Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means the final sales price of OmniAmerican Bancorp, Inc.’s common stock as reported on the Nasdaq stock market on the date in question, or if OmniAmerican Bancorp, Inc.’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which OmniAmerican Bancorp, Inc.’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.
Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashiers check, (ii) by tendering stock of OmniAmerican Bancorp, Inc. owned by the participant in satisfaction of the exercise price, or (iii) by a “cashless exercise” through a third party. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.
Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law or regulation. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement. Prior to vesting of the restricted stock award, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award, however, unless otherwise determined by the Committee, any dividends declared on shares of restricted stock shall be held by the Committee and distributed only when the underlying shares vest in the participant.
Prohibition Against Repricing of Options. The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted, whether through amendment, cancellation (including cancellation for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Limitation on Awards Under the Equity Incentive Plan
The following limit applies to awards under the Equity Incentive Plan:
•	the maximum number of shares of stock that may be subject to an option granted to any employee in any calendar year shall be 200,000;
•	the maximum number of shares of stock that may be available for award to non-employee directors is 499,905 shares (or 30% of the aggregate shares available under the plan). The maximum number of shares that may be subject to restricted stock awards and the maximum number of shares that may be subject to option awards under the shall not exceed 5% of the shares available for grant as restricted stock and 5% of the shares available for grant as stock options, respectively, under the plan and the maximum number of shares that may be granted to non-employee directors, in the aggregate, shall not exceed 30% of the shares available for grant as restricted stock and as stock options, respectively, under the plan.
To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary for any reason, including because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan. To the extent (i) a stock option is exercised by using an actual or constructive exchange of shares to pay the exercise price, (ii) shares of stock covered by an award are withheld to satisfy withholding taxes upon exercise or vesting of the award, or (iii) stock options are exercised by a net settlement of such stock options, then the number of shares of stock available shall be reduced by the gross number of stock options exercised rather than the net number of shares of stock issued.
In the event of a corporate transaction involving the stock of OmniAmerican Bancorp, Inc. (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.
Performance Features
General. A federal income tax deduction for OmniAmerican Bancorp, Inc. is generally unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer and three other most highly compensated officers (other than its chief financial officer) named in the summary compensation table. However, amounts that constitute “performance-based compensation” (under Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.
Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; core earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; core return on average assets; cash return on average assets; core return on equity, return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest margin; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits;

loan production volume; net charge-offs; non-performing loans; classified loans; cash flow; capital preservation (core or risk-based); interest rate risk exposure-net portfolio value; interest rate risk-sensitivity; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; stock price (including, but not limited to, growth measures and total shareholder return); operating expense as a percentage of average assets; core deposits as a percentage of total deposits; net charge-off percentage; average percentage past due; classified assets to total assets; or any combination of the foregoing. Performance measures may be based on the performance of OmniAmerican Bancorp, Inc. as a whole or of any one or more subsidiaries or business units of OmniAmerican Bancorp, Inc. or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.
Vesting of Awards
The Committee may specify vesting requirements on any award. If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with OmniAmerican Bancorp, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement. Unless the Committee specifies otherwise, awards will vest at the rate of 20% per year commencing one year after the date of grant; subject to acceleration of vesting in the event of death or disability. The Committee may determine that all stock options then held by a participant shall become fully exerciseable (subject to expiration provisions otherwise applicable to such award) and, except with respect to restricted stock subject to performance-based vesting conditions, all restricted stock awards shall be fully earned and vested immediately.
Change in Control
Unless otherwise stated in an award agreement as determined by the Committee, upon the occurrence of a change in control of OmniAmerican Bancorp, all stock awards then held by a participant will become fully vested and all stock option awards shall become fully exercisable on the termination of the award recipient’s termination of employment or service following a change in control. For the purposes of the Equity Incentive Plan, a change in control generally occurs when: (a) OmniAmerican Bancorp, Inc. or OmniAmerican Bank merges into or consolidates with another entity, or merges another bank or corporation into OmniAmerican Bancorp, Inc. or OmniAmerican Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of OmniAmerican Bancorp, Inc. or OmniAmerican Bank immediately before the merger or consolidation; (b) there is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of OmniAmerican Bancorp, Inc.’s or OmniAmerican Bank’s voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of OmniAmerican Bancorp, Inc.’s or OmniAmerican Bank’s voting shares held in a fiduciary capacity by an entity of which OmniAmerican Bancorp, Inc. directly or indirectly beneficially owns 50% or more of its outstanding voting securities; (c) during any period of two consecutive years, individuals who constitute OmniAmerican Bancorp, Inc.’s or OmniAmerican Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of OmniAmerican Bancorp, Inc.’s or OmniAmerican Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or OmniAmerican Bancorp, Inc. or OmniAmerican Bank sells to a third party all or substantially all of its assets.

Forfeiture
The Committee may specify that rights and benefits with respect to any award may be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events in addition to any otherwise applicable vesting or performance conditions. Such events include termination for cause; termination of service, violations of material policies; breach of noncompetition, confidentiality or other restrictive covenants; or any other conduct that is detrimental to OmniAmerican Bancorp, Inc.’s business or reputation, its affiliates and/or its subsidiaries.
If OmniAmerican Bancorp, Inc. is required to prepare an accounting restatement due to the material noncompliance of OmniAmerican Bancorp, Inc., as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or any similar securities laws shall reimburse OmniAmerican Bancorp, Inc. the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse OmniAmerican Bancorp, Inc. for all or any part of the amount of any payment in settlement of any award granted hereunder.
Amendment and Termination
The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.
Effective Date and Duration of Plan
The Equity Incentive Plan will become effective when established and implemented by the Board of Directors subsequent to the satisfaction of the applicable stockholder approval requirements at this annual meeting. The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan. At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.
Federal Income Tax Considerations
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.
Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and OmniAmerican Bancorp, Inc. will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of OmniAmerican Bancorp, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and OmniAmerican Bancorp, Inc. will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and OmniAmerican Bancorp, Inc. will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and OmniAmerican Bancorp, Inc. will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.
Withholding of Taxes. OmniAmerican Bancorp, Inc. may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to OmniAmerican Bancorp, Inc. to satisfy the minimum tax withholding requirements.
Change in Control. In the event of a change in control, outstanding unvested awards under the Equity Incentive Plan may be considered parachute payments that would cause an “excess parachute payment” under the Internal Revenue Code. An excess parachute payment may subject the participant to a 20% excise tax and preclude deduction by OmniAmerican Bancorp, Inc.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits OmniAmerican Bancorp, Inc.’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”). Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. “Qualified performance-based compensation” is not subject to this limit and is fully deductible by OmniAmerican Bancorp, Inc. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.
In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. OmniAmerican Bancorp, Inc. expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.
Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. OmniAmerican Bancorp, Inc. suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
Accounting Treatment
Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, OmniAmerican Bancorp, Inc. is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and restricted stock.
Awards to be Granted
The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.
Required Vote
In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the annual meeting, assuming a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING
Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on OmniAmerican Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of OmniAmerican Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on OmniAmerican Bancorp, Inc.’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of OmniAmerican Bancorp, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
Nothing in this Proxy Statement shall be deemed to require us to include in our Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
The 2012 Annual Meeting of Stockholders is expected to be held May 22, 2012. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than February 22, 2012 and no later than March 3, 2012. If notice is received prior to February 22, 2012 or after March 3, 2012, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1320 South University Drive, Suite 900, Fort Worth, Texas 76107, no later than December 20, 2011. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS
The cost of solicitation of proxies will be borne by OmniAmerican Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone, electronic mail or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2010 has been mailed or made available online to all stockholders of record as of April 18, 2011. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

BY ORDER OF THE BOARD OF DIRECTORS Mary-Margaret Lemons Corporate Secretary
Fort Worth, Texas
April 18, 2011

EXHIBIT A
OMNIAMERICAN BANCORP, INC.
2011 EQUITY INCENTIVE PLAN
ARTICLE 1 — GENERAL
Section 1.1 Purpose, Effective Date and Term. The purpose of the OmniAmerican Bancorp, Inc. 2011 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of OmniAmerican Bancorp, Inc. (the “Company”), and its Subsidiaries, including OmniAmerican Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan shall be the date the Plan is implemented by the Board subsequent to the satisfaction of the applicable shareholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.
Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
Section 1.4 Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 — AWARDS
Section 2.1 General. Any Award under the Plan may be granted singularly, in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:
(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b) Restricted Stock. Restricted Stock means a grant of shares of Stock under Section 2.3, or under Section 2.4 with respect to shares intended to be performance-based compensation, for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2 Stock Options.
(a) Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b) Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option; (iv) by personal, certified or cashiers’ check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.
Section 2.3 Restricted Stock.
(a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards (other than those subject to performance-based vesting conditions under Section 2.4 hereof) shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement with OmniAmerican Bancorp, Inc. dated [Date], made pursuant to the terms of the OmniAmerican Bancorp, Inc. 2011 Equity Incentive Plan, copies of which are on file at the executive offices of OmniAmerican Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Performance-based Restricted Stock Awards may or may not be issued and outstanding, in the discretion of the Committee. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:
(i) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.
(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.
(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
Section 2.4 Performance-Based Compensation. The vesting of any Restricted Stock Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. At the discretion of the Committee, the vesting of any Stock Options also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).
(a) Performance Measures. Such performance measures may be based on any one or more of the following:
(i) basic earnings per share;
(ii) basic cash earnings per share;
(iii) diluted earnings per share;
(iv) core earnings per share;
(v) diluted cash earnings per share;
(vi) net income or net income before taxes;
(vii) cash earnings;

(viii) net interest income;
(ix) non-interest income;
(x) general and administrative expense to average assets ratio;
(xi) cash general and administrative expense to average assets ratio;
(xii) efficiency ratio;
(xiii) cash efficiency ratio;
(xiv) return on average assets;
(xv) core return on average assets;
(xvi) cash return on average assets;
(xvii) core return on equity;
(xviii) return on average stockholders’ equity;
(xix) cash return on average stockholders’ equity;
(xx) return on average tangible stockholders’ equity;
(xxi) cash return on average tangible stockholders’ equity;
(xxii) core earnings;
(xxiii) operating income; (xxiv) operating efficiency ratio;
(xxv) net interest margin;
(xxvi) net interest rate margin or net interest rate spread;
(xxvii) growth in assets, loans, or deposits;
(xxviii) loan production volume;
(xxix) net charge-offs;
(xxx) non-performing loans;
(xxxi) classified loans;
(xxxii) cash flow;
(xxxiii) capital preservation (core or risk-based);
(xxxiv) interest rate risk exposure-net portfolio value;
(xxxv) interest rate risk-sensitivity;

(xxxvi) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;
(xxxvii) stock price (including, but not limited to, growth measures and total shareholder return);
(xxxviii) operating expenses as a percentage of average assets;
(xxxix) core deposits as a percentage of total deposits;
(xl) net charge-off percentage;
(xli) average percentage past due;
(xlii) classified assets to total assets; or
(xliii) any combination of the foregoing.
Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
(b) Adjustments. Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(c) Treatment on Retirement. Notwithstanding anything herein to the contrary, no Restricted Stock Award that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or, Disability). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.4, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.5 Vesting of Awards. (a) The Committee shall specify the vesting schedule or conditions of each Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, Awards under the Plan shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting one year after the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement or Involuntary Termination of Employment following a Change in Control). Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting. Unless otherwise provided by the Committee, with respect to an Employee who is also a Director, continued Service as a Director following termination of employment shall constitute Service for purposes of vesting.
(b) Notwithstanding Section 2.8 and Article 4 hereof, other than with respect to Restricted Stock or Stock Options subject to performance-based vesting conditions of Section 2.4,the Committee may determine that all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option) and all Restricted Stock Awards described in Section 2.1(b) shall be fully earned and vested immediately.
Section 2.6 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.7 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.
Section 2.8. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
(a) Upon a Participant’s Termination of Service for any reason other than Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three months following termination and any Restricted Stock that has not vested as of the date of Termination of Service shall expire and be forfeited.
(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock granted to a Participant that has not vested shall expire and be forfeited.

(c) Upon Termination of Service because of Disability or death, and if specifically provided by the Committee, upon Retirement (except in the case of Restricted Stock Awards subject to Section 2.4 hereof), all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Vested Stock Options may be exercised for a period of one year following Termination of Service due to death, Disability or Retirement; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement or one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.
(d) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e) Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options and Restricted Stock is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
Section 3.2 Share Limitations.
(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Million Six Hundred Sixty-Six Thousand Three Hundred Fifty Shares (1,666,350) shares of Stock, which represents fourteen percent (14%) of the shares outstanding on the Effective Date of this Plan. Of this number, the maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is One Million One Hundred Ninety Thousand Two Hundred Fifty (1,190,250) shares of Stock, which represents ten percent (10%) of the shares outstanding on the Effective Date of this Plan. No fewer than Four Hundred Seventy-Six Thousand One Hundred (476,100) shares of Stock, or four percent (4%) of the shares outstanding on the Effective Date of this Plan, will be available for award as Restricted Stock Awards, including performance-based Restricted Stock Awards, however, up to Eight Hundred Thirty-Three One Hundred Seventy Five (833,175) shares of Stock, which is seven percent (7%) of the Shares outstanding on the Effective Date of this Plan, may be issued as Restricted Stock Awards, including performance-based Restricted Stock Awards, subject to the overall limitation set forth above. Each share of Stock granted as a Restricted Stock Award in excess of 476,100 shares will reduce on a one-for-one basis the shares available for grant as Stock Options. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option or Restricted Stock, the number of shares of Stock available for the granting of additional Stock Options and Restricted Stock shall be reduced by the number of shares of Stock in respect of which the Stock Option or Restricted Stock is granted or denominated. To the extent any shares of Stock covered by an Award (including Restricted Stock) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Employees and Non-Employee Directors.
(a) Grants to Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one Employee during any calendar year shall not exceed Two Hundred Thousand (200,000).
(b) Grants to Non-Employee Directors. The maximum number of shares of Stock that are available for Awards to non-employee Directors is Four Hundred Ninety-Nine Nine Hundred and Five (499,905) shares or thirty percent (30%) of the aggregate shares available under the Plan. The maximum number of shares of Stock that may be granted as Restricted Stock Awards to any one non-employee Director shall not be in excess of five percent (5%) of the shares available for grant as Restricted Stock under the Plan and the maximum number of shares that may be granted to non-employee Directors, in the aggregate, shall not be in excess of thirty percent (30%) of the shares available for grant as Restricted Stock under the Plan. The maximum number of shares of Stock that may be granted as Stock Options to any one non-employee Director shall not be in excess of five percent (5%) of the shares available for grant as Stock Options under the Plan and the maximum number of shares of Stock that may be granted to non-employee Directors, in the aggregate, shall not be in excess of thirty percent (30%) of the shares available for grant as Stock Options under the Plan.
Section 3.4 Corporate Transactions.
(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options and Restricted Stock in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options and Restricted Stock, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options and Restricted Stock (including, without limitation, cancellation of Stock Options and Restricted Stock in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options and Restricted Stock using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.
(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.
(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
ARTICLE 4 — CHANGE IN CONTROL
Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:
(a) At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).
(b) At the time of an Involuntary Termination of Employment or, as to a Director, Termination of Service as a Director following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) shall be fully earned and vested immediately. Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
(c) In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.
Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
(a) Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;
(b) Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;
(c) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the Board (or first nominated by the Board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or
(d) Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2 Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:
(a) the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.
(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c) The Committee will have the authority to define terms not otherwise defined herein.
(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS
Section 7.1 No Implied Rights.
(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant.
Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections/Notification Under Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option settled in stock, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.
Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board of Directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.
Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 7.13 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Texas, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.
Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.
Section 7.17 Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.
ARTICLE 8 — DEFINED TERMS; CONSTRUCTION
Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
(b) “Award” means any Stock Option, Restricted Stock or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.
(d) “Board” means the Board of Directors of the Company.
(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.
(f) “Change in Control” has the meaning ascribed to it in Section 4.2.
(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i) “Committee” means the Committee acting under Article 5.
(j) “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.
(k) “Director” means a member of the Board of Directors of the Company or a Subsidiary.
(l) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(m) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.
(n) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(p) “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.
(q) “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
(r) “Fair Market Value” means, with respect to a share of Stock on a specified date:
(i) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or
(iii) if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.
(s) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is at least thirty (30) miles further away from the Employee Participant’s principal residence prior to the Change in Control.
(t) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
(u) “Incumbent Directors” means:
(i) the individuals who, on the date hereof, constitute the Board; and
(ii) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments.
(v) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary (other than a termination for Cause) or termination of employment by a Participant Employee for Good Reason.

(w) “ISO” has the meaning ascribed to it in Section 2.1(a).
(x) “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
(y) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.
(z) “Restricted Stock” has the meaning ascribed to it in Section 2.3.
(aa) “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 70, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire.
(bb) “SEC” means the United States Securities and Exchange Commission.
(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time.
(dd) “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.
(ee) “Stock” means the common stock of the Company, $0.01 par value per share.
(ff) “Stock Option” means an ISO or a Non-Qualified Option.
(gg) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
(hh) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii) The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section (hh), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(iv) A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).
(v) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section (ii), the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(vi) With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(ii) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
(jj) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.
Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e) indications of time of day mean Texas time;
(f) “including” means “including, but not limited to”;
(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY OMNIAMERICAN BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 24, 2011
The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of OmniAmerican Bancorp, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Fort Worth Club, Bellevue Room, located at 306 W. 7th Street, Fort Worth, Texas, at 10:00 a.m. (Central Time) on Tuesday, May 24, 2011 and at any adjournment or postponement thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

Please be sure to date and sign this proxy card in the box below.	Date

Sign above		Co-holder (if any) sign above

		With-	For All
	For	hold	Except
1. The election as Directors of all nominees listed below each to serve for a three-year term	☐	☐	☐

Tim Carter, Joan Anthony, Norman G. Carroll and Patrick D. Conley The election as Director of the nominee listed below to serve a two-year term Wesley R. Turner

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write the name(s) or number(s) of the nominee(s) in the space provided below.

	For	Against	Abstain
2. The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

	For	Against	Abstain
3. To consider a non-binding resolution approving the compensation of our executive officers.	☐	☐	☐

One	Two	Three
Year	Years	Years	Abstain
4. To consider a non-binding proposal relating to the frequency of future consideration by shareholders of the compensation of our executive officers. ☐	☐	☐	☐

	For	Against	Abstain
5. The approval of the 2011 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, and 5 and for the “ONE YEAR” option on Proposal 4.

Check Box if You Plan to Attend Meeting			☐

     Detach above card, sign, date and mail in postage paid envelope provided.
OMNIAMERICAN BANCORP, INC.
PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 5 AND FOR THE “ONE YEAR” OPTION ON PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of OmniAmerican Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of OmniAmerican Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.
The above signed acknowledges receipt from OmniAmerican Bancorp, Inc. prior to the execution of this proxy of a Notice of the annual meeting, audited financial statements and a proxy statement dated April 18, 2011.
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/6768

6768